The Clorox Company

Supplemental Information – Volume Growth

	% Change vs. Prior Year
Reportable Segment	FY12					FY13			Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
Cleaning (1)	-1%	0%	7%	5%	2%	4%	13%	8%	Q2 increase primarily driven by higher shipments in the Professional Products business due to prior year acquisitions and base business growth, higher shipments of Clorox® Disinfecting Wipes, and the continued roll out of new concentrated Clorox® liquid bleach.
Household	5%	1%	2%	-2%	1%	-7%	1%	-3%	Q2 increase primarily driven by higher shipments of Kingsford® and Match Light® charcoal products, partially offset by lower shipments of Glad® food storage products.
Lifestyle	5%	2%	4%	2%	3%	-1%	7%	3%	Q2 increase primarily driven by higher shipments of Burt’s Bees® and Hidden Valley® products, partially offset by lower shipments of Brita® pour-though water filtration products.
International	4%	-1%	1%	3%	2%	-2%	-3%	-2%	Q2 decrease primarily driven by lower shipments in Latin America and Canada.
Total Company	2%	0%	4%	2%	2%	-1%	5%	2%

Supplemental Information – Sales Growth

	% Change vs. Prior Year
Reportable Segment	FY12					FY13			Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
Cleaning (1)	-2%	5%	10%	7%	5%	8%	15%	11%	Q2 sales outpaced volume due to the benefit of price increases.
Household	3%	4%	6%	3%	4%	-3%	7%	2%	Q2 sales outpaced volume due to the benefit of price increases and favorable product mix.
Lifestyle	6%	6%	10%	3%	6%	1%	8%	5%	Q2 sales were driven by shipment gains.
International	10%	0%	4%	3%	4%	3%	3%	3%	Q2 sales outpaced volume due to the benefit of price increases.
Total Company	3%	4%	7%	4%	5%	3%	9%	5%

(1)	The Cleaning reportable segment includes the December 2011 acquisitions of HealthLink and Aplicare, Inc.

The Clorox Company

Supplemental Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

	Gross Margin Change vs. Prior Year (basis points)
Driver	FY11	FY12					FY13
	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2
Cost Savings	+170	+160	+180	+160	+150	+160	+170	+190
Price Changes	+80	+170	+240	+250	+230	+220	+160	+120
Market Movement (commodities)(1)	-160	-320	-240	-200	-110	-220	-10	-10
Manufacturing & Logistics (1)	-30	-220	-170	-200	-140	-180	-70	-200
All other	-140	-40	-30	-190	-210	-120	-140	-

Change vs prior year	-80	-250	-20	-180	-80	-140	+110	+100

Gross Margin (%)	43.5%	41.8%	41.5%	42.3%	42.7%	42.1%	42.9%	42.5%

(1)	Market Movement (commodities) beginning in Q1 FY13 includes the change in the cost of diesel fuel. In FY11 and FY12, the change in the cost of diesel fuel is included in Manufacturing & Logistics.

The Clorox Company

Reconciliation of earnings from continuing operations before income taxes to EBIT(1) and EBITDA (2)(3)

Dollars in millions and percentages based on rounded numbers

	FY 2012					FY 2013

	Q1 9/30/11	Q2 12/31/11	Q3 3/31/2012	Q4 6/30/12	FY 6/30/12	Q1 9/30/12	Q2 12/31/12

Earnings from continuing operations
before income taxes	$187	$155	$198	$251	$791	$194	$188
Interest income	(1)	(1)	-	(1)	(3)	-	(1)
Interest expense	29	30	33	33	125	33	33
EBIT (1)	215	184	231	283	913	227	220
EBIT margin (1)	16.5%	15.1%	16.5%	18.4%	16.7%	17.0%	16.6%
Depreciation and amortization	46	43	44	45	178	44	46
EBITDA (2)	$261	$227	$275	$328	$1,091	$271	$266
EBITDA margin (2)	20.0%	18.6%	19.6%	21.3%	20.0%	20.3%	20.1%
Net sales	$1,305	$1,221	$1,401	$1,541	$5,468	$1,338	$1,325

(1)	EBIT (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is a measure of EBIT as a percentage of net sales.
(2)	EBITDA (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is a measure of EBITDA as a percentage of net sales.
(3)

In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA and EBITDA margin provides additional useful information to investors about current trends in the business.

Note: The Company calculates EBITDA for compliance with its debt covenants using net earnings for the trailing four quarters, as contractually defined.

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of December 31, 2012

Working Capital Update

	Q2
	FY 2013	FY 2012	Change	Days (5)	Days (5)
	($ millions)	($ millions)	($ millions)	FY 2013	FY 2012	Change
Receivables, net	$511	$489	$22	34	34	--
Inventories, net	$444	$451	-$7	51	54	-3 days
Accounts payable (1)	$365	$345	$20	43	42	+1 days
Accrued liabilities	$493	$438	$55
Total WC (2)	$239	$240	-$1
Total WC % net sales (3)	4.5%	4.9%
Average WC (2)	$222	$190	$32
Average WC % net sales (4)	4.2%	3.9%
  Receivables increased primarily due to higher sales.
  Accounts Payable increased primarily due to timing of payments and spending; as well as higher capital spending for infrastructure investments.
  Accrued liabilities increased primarily due to higher trade-promotion spending accruals and increase in incentive compensation accruals.
(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].
(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash, assets held for sale, and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).
(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).
(5)	Days calculations based on a two-point average.

Supplemental Information – Cash Flow
(Unaudited)
For the quarter ended December 31, 2012

Capital expenditures for the second quarter were $48 million versus $45 million in the year-ago quarter.

Depreciation and amortization for the second quarter was $46 million versus $43 million in the year-ago quarter.

Net cash provided by operations in the second quarter was $117 million, or 9 percent of sales.

The Clorox Company

Supplemental Information – Fiscal Year to Date Free Cash Flow Reconciliation

	Fiscal	Fiscal
	2013	2012
Net cash provided by operations – GAAP	$325	$168
Less: Capital expenditures	102	82
Free cash flow – non-GAAP (1)	$223	$86
Free cash flow as a percent of sales – non-GAAP (1)	8.4%	3.4%

Net sales	$2,663	$2,526

(1)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percent of sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and share repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures.

The Clorox Company Updated: 2-4-13

U.S. Retail Pricing Actions from CY2009 - CY2013

Brand / Product	Average Price Change	Effective Date
Home Care
Green Works® cleaners	-7 to -21%	May 2010
Formula 409®	+6%	August 2011
Clorox Clean-Up® cleaners	+8%	August 2011
Clorox® Toilet Bowl Cleaner	+5%	August 2011
Liquid-Plumr® products	+5%	August 2011
Pine-Sol® cleaners	+17%	April 2012
Clorox Clean-Up® cleaners, Formula 409® , and Clorox® Disinfecting
Bathroom cleaners	+5%	March 2013
Laundry
Green Works® liquid detergent	approx. -30%	May 2010
Clorox® liquid bleach	+12%	August 2011
Clorox 2® stain fighter and color booster	+5%	August 2011
Glad
GladWare® disposable containers	-7%	April 2009
Glad® trash bags	-7%	May 2009
Glad® trash bags	+5%	August 2010
Glad® trash bags	+10%	May 2011
Glad® wraps	+7%	August 2011
Glad® food bags	+10%	November 2011
GladWare® disposable containers	+8%	July 2012
Litter
Cat litter	-8 to -9%	March 2010
Cat litter	+5%	May 2012
Food
Hidden Valley Ranch® salad dressing	+7%	August 2011
Charcoal
Charcoal and lighter fluid	+7 to +16%	January 2009
Charcoal and lighter fluid	+8 to 10%	January 2012
Charcoal	+6%	December 2012
Brita
Brita® pitchers	+3%	August 2011
Brita® pitchers and filters	+5%	July 2012

Notes:
  Individual SKUs vary within the range.
  This communication reflects pricing actions on primary items, and does not reflect pricing actions on our Professional Products business.